As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of Principal Executive Offices)	(Zip Code)

The Boeing Company 401(k) Retirement Plan (f/k/a The Boeing Company Voluntary Investment Plan)

(Full title of the plans)

John C. Demers

Vice President, Assistant General Counsel and Corporate Secretary

The Boeing Company

929 Long Bridge Drive, Arlington, VA 22202

(Name and address for agent for service)

(703) 465-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the United States Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 30,000,000 shares of the common stock, par value $5.00 per share (“Common Stock”), of The Boeing Company (the “Company”) that may be offered and sold under The Boeing Company 401(k) Retirement Plan, formerly known as The Boeing Company Voluntary Investment Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-107677) filed with the Commission on August 5, 2003, (ii) Registration Statement on Form S-8 (Registration No. 333-140837) filed with the Commission on February 22, 2007, (iii) Registration Statement on Form S-8 (Registration No. 333-163637) filed with the Commission on December 10, 2009, and (iv) Registration Statement on Form S-8 (Registration No. 333-252770) filed with the Commission on February 5, 2021 are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The opinion of counsel for the Company as to the validity of the securities registered hereunder is given by John C. Demers, Vice President, Assistant General Counsel and Corporate Secretary for the Company. Mr. Demers is regularly employed by the Company, owns shares of Common Stock and participates in and holds equity awards under certain of the Company’s compensation plans.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Boeing Company, dated May 5, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated May 1, 2006)

4.2	By-Laws of The Boeing Company, as amended and restated effective August 29, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated August 29, 2023)

4.3	Certificate of Designations, filed with the Secretary of State of the State of Delaware and effective October 31, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated October 28, 2024)

5.1*	Opinion of Counsel

15.1*	Awareness Letter of Independent Registered Public Accounting Firm

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney

107*	Filing Fee Table

*	Filed herewith

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia on the 29th day of July, 2025.

The Boeing Company

By:	/s/ Brian J. West
	Name:	Brian J. West
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of July, 2025.

Signature	Title

/s/ Robert K. Ortberg Robert K. Ortberg	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian J. West Brian J. West	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael J. Cleary Michael J. Cleary	Senior Vice President and Controller (Principal Accounting Officer)

* Steven M. Mollenkopf	Chair of the Board

* Robert A. Bradway	Director

* Mortimer J. Buckley	Director

* Lynne M. Doughtie	Director

* David L. Gitlin	Director

* Lynn J. Good	Director

* Stayce D. Harris	Director

* Akhil Johri	Director

* David L. Joyce	Director

* John M. Richardson	Director

*

The undersigned by signing her name hereto, signs and executes this Registration Statement pursuant to the Power of Attorney executed by the above-named signatories and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

By:	/s/ Dana E. Kumar
Dana E. Kumar
Attorney-in-Fact